As filed with the Securities and Exchange Commission on June 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALLURION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	92-2182207 (I.R.S. Employer Identification Number)

11 Huron Drive Natick, MA (Address of Principal Executive Offices)	01760 (Zip Code)

Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan

Allurion Technologies, Inc. 2023 Employee Stock Purchase Plan

(Full title of the plans)

Shantanu Gaur

Chief Executive Officer

11 Huron Drive

Natick, MA 01760

(Name and address of agent for service)

(508) 647-4000

(Telephone number, including area code, of agent for service)

Copies to:

Danielle M. Lauzon

Jeffrey A. Letalien

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Telephone: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 relating to the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan (the “2023 Plan”) and the Allurion Technologies, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”) (together the “Plans”) of Allurion Technologies, Inc. (the “Registrant”) registers an aggregate of 447,254 additional shares of common stock, par value $0.0001 per share (“common stock”), of the Registrant reserved under the Plans, representing (x) an increase of (i) 142,763 shares reserved under the 2023 Plan, effective January 1, 2024, and (ii) 229,948 shares reserved under the 2023 Plan, effective January 1, 2025, and (y) an increase of (i) 28,553 shares reserved under the 2023 ESPP, effective January 1, 2024, and (ii) 45,990 shares reserved under the 2023 ESPP, effective January 1, 2025, in each case by operation of the Plans’ “evergreen” provision and as adjusted for the reverse stock split of 1-for-25 effected by the Registrant effective as of January 3, 2025. This registration statement registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Plans has previously been filed and is effective. Accordingly, pursuant to General Instruction E, the information contained in the Registrant’s registration statement on Form S-8 (File No. 333-275126) is hereby incorporated by reference and made a part of this registration statement, except as presented below in Part II, Item 8. Exhibits.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation of Allurion Technologies, Inc. (f/k/a Allurion Technologies Holdings, Inc.) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Allurion Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 31, 2024).

4.3	Amended and Restated Bylaws of Allurion Technologies, Inc. (f/k/a Allurion Technologies Holdings, Inc.) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP (with respect to the Allurion Technologies, Inc. financial statements).

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

99.1	Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan and form of award agreements (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on October 20, 2023).

99.2	Allurion Technologies, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on October 20, 2023).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Natick, Commonwealth of Massachusetts, on June 18, 2025.

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
Name:	Shantanu Gaur
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Shantanu Gaur as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Shantanu Gaur Shantanu Gaur	Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 18, 2025

/s/ Milena Alberti-Perez Milena Alberti-Perez	Director	June 18, 2025

/s/ Michael Davin Michael Davin	Director	June 18, 2025

Krishna Gupta	Director

/s/ Larson Douglas Hudson Larson Douglas Hudson	Director	June 18, 2025

/s/ Omar Ishrak Omar Ishrak	Director	June 18, 2025

/s/ Keith B. Johns II Keith B. Johns II	Director	June 18, 2025

/s/ Nicholas Lewin	Director	June 18, 2025
Nicholas Lewin

/s/ R. Jason Richey
R. Jason Richey	Director	June 18, 2025